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                                                                     EXHIBIT 3.2

                               ALLIED GROUP, INC.


                             Amendment to the Bylaws

                                  March 4, 1997


         RESOLVED, that the Bylaws of the Corporation are hereby amended by revising Section 5.1 to read as follows:

         Section 5.1 GENERALLY. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the board of directors. None of the officers need be a director. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provisions of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors until his successor shall be duly chosen and shall qualify or until he or she shall resign or shall have been removed.

         FURTHER RESOLVED, that the Bylaws of the Corporation are hereby amended by revising Section 5.3 to read as follows:

         Section 5.3 POWERS AND DUTIES OF THE OFFICE OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she will have the power to sign all stock certificates, contracts, and other instruments of the Corporation which are authorized and shall have general supervision and
direction  of  all  of  the  other  officers,   employees,  and  agents  of  the
Corporation.

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                                       76


                               ALLIED GROUP, INC.

                            Amendments to the Bylaws

                                December 14, 1994


         RESOLVED, that the Bylaws of the Corporation are hereby amended by revising Section 5.1 to delete Chairman as an officer position, and such amended
Section 5.1 shall read as follows:

         Section 5.1 GENERALLY. The officers of the Corporation shall be one or more Presidents (the number thereof to be determined by the board of directors), one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the board of directors. None of the officers need be a director. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provisions of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors until his successor shall be duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed from office.

         FURTHER RESOLVED, that the Bylaws of the Corporation are hereby amended by the deletion of Section 5.3 (Powers and Duties of the Chairman of the Board); that Sections 5.4 through 5.8 shall be renumbered as Section 5.3 through 5.7; and that the first sentence of Section 7.4 which references Section 5.5 shall be amended to reference Section 5.4.

         FURTHER RESOLVED, that the Bylaws of the Corporation are hereby amended by deleting renumbered Section 5.3 and inserting in lieu thereof the following:

         Section 5.3 POWERS AND DUTIES OF THE OFFICE OF THE PRESIDENT. The Office of the President shall consist of one or more individuals who shall serve in the capacity of President of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, the member(s) of the Office of President shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are delegated to him or her by the board of directors. The member(s) of the Office of the President shall have the power to sign all stock certificates, certificates, contracts and other instruments of the Corporation and shall have general supervision and direction of all of the other officers, employees, and agents of the Corporation.



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                                       77


                     AMENDMENT TO ALLIED GROUP, INC. BYLAWS

                                October 14, 1993


Article 4, Section 4.16(c)

         The Board of Directors at each annual meeting shall appoint a Coordinating Committee to consist of two members of the Board of Directors, who do not serve on the Board of Directors of ALLIED Mutual Insurance Company or ALLIED Life Financial Corporation. The Coordinating Committee shall be responsible for matters involving actual or potential conflicts of interest, if and when they arise, between ALLIED Mutual Insurance Company, ALLIED Life Financial Corporation, and the Corporation.



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                                       78


            AMENDMENT TO ALLIED GROUP, INC BYLAWS AS OF MARCH 3, 1992


Section 3.8  Voting Shares

         (a) Every stockholder entitled to vote may vote in person or by proxy. Except as otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless otherwise provided by law, at each meeting for election of directors, each stockholder entitled to vote shall be entitled to vote the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote, and directors shall be elected by a majority of the votes cast.



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                                       79


                                     BYLAWS

                                       OF

                               ALLIED GROUP, INC.

                              (an Iowa Corporation)

                   (hereinafter referred to as "Corporation")

                                    ARTICLE 1
                                PRINCIPAL OFFICE
         The principal office of the Corporation shall be located in Des Moines, Polk County, Iowa or as identified in the most recent annual report filed by the Corporation with the Iowa Secretary of State.

                                    ARTICLE 2
                               NUMBER OF DIRECTORS
         The number of directors shall be such number as the board of directors shall at the time have designated, but not less than five (5) persons nor more than thirteen (13) persons.

                                    ARTICLE 3
                            MEETINGS OF STOCKHOLDERS
         Section 3.1 ANNUAL MEETING. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held during the month of May each year at the principal office of the Corporation (unless otherwise fixed by the board of directors) at such time as the board of directors shall each year fix.
         Section 3.2 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose of purposes, unless otherwise prescribed by the Iowa Business Corporation Act or the Articles of Incorporation, may be called by the President or the board of directors and shall be called by the board of directors upon the written demand, signed, dated, and delivered to the Secretary, of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date, and place of any special meeting shall be determined by the board of directors or, at its direction, by the President.
         Section 3.3 NOTICE OF MEETINGS. Notice of (i) the place, date and time of all meetings of stockholders; (ii) if applicable law so requires, the initial authorization or issuance, subsequent to the next preceding stockholders meeting, of shares for promissory notes or promises to render services in the future; (iii) any indemnification of a director required by law to be reported to stockholders; and (iv) in the case of a special meeting, the purpose or

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                                       80


purposes for which the meeting is called  shall be  delivered  not less than ten
(10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting and to such other stockholders as are required by law to be given such notice. The board of directors may establish a record date for the determination of stockholders entitled to notice, as provided in Section 6.9 of these bylaws. Notice of adjourned meetings need only be given if required by law or Section 3.6 of these bylaws.
         Section 3.4  WAIVER OF NOTICE.
         (a) A written waiver of notice of any meeting of the stockholders signed by any stockholder entitled to such notice, whether before or after the time stated in such notice for the holding of such meeting, shall be equivalent to the giving of such notice to such stockholder in due time as required by law and these bylaws.
         (b) A stockholder's attendance at any stockholders meeting, in person or by proxy, waives (i) giving of notice of such meeting and irregularities in any notice given, unless the stockholder at the beginning of the meeting or promptly upon the stockholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.
         Section 3.5 VOTING LIST. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of the stockholders meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder. The stockholders list must be available for inspection by any stockholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A stockholder, or a stockholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list during the period it is available for inspection during regular business hours and at the person's expense. The Corporation shall make the stockholders list available at the meeting, and any stockholder, or a stockholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.
         Section 3.6  QUORUM.
         (a) At any meeting of the stockholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or a majority of the votes present may adjourn the meeting to another place, date, or time.
         (b) When a meeting is adjourned to anther place, date, or time, notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
         Section 3.7  ORGANIZATION.
         (a) The Chairman of the Board or such person as the board of directors may have designated or, in the absence of such a person, the President or, in his or her absence, such person as shall be designated by the holders of a majority of the shares present at the meeting shall call meetings of the stockholders to order and shall act as chairman of such meetings.
         (b) The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as Secretary of the meeting.
         Section 3.8  VOTING OF SHARES.
         (a) Every stockholder entitled to vote may vote in person or by proxy. Except as otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless otherwise provided by law, at each meeting for election of directors, each stockholder entitled to vote shall be entitled to vote the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote, and directors shall be elected by a plurality of the votes cast.
         (b) The stockholders having the right to vote shares at any meeting shall only be those of record on the stock books of the Corporation on the record date fixed pursuant to the provisions of Section 6.9 of these bylaws or by law.
         (c) Absent special circumstances, the shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting.
         (d) Voting by stockholders on any question or any election may be viva voce unless the chairman of the meeting shall order or any stockholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or in the stockholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such stockholder.

         (e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.
         Section 3.9  VOTING BY PROXY OR REPRESENTATIVE.
         (a) At all meetings of the stockholders, a stockholder entitled to vote may vote in person or by proxy appointed in writing and filed in accordance with the procedure established for the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
         (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.
         Section 3.10 INSPECTORS. The board of directors in advance of any meeting of stockholders may, but shall not be obliged to, appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer of person acting as chairman of any such meeting may, and on the request of any stockholder or his or her proxy shall, make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the officer or person acting as chairman. The inspectors shall register proxies; determine the number of shares outstanding; the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receive votes, ballots, assents, or consents; hear and determine all challenges and questions in any way arising in connection with the vote; count and tabulate all votes assents, and consents; determine and announce the result; and do such acts as may appear proper to conduct the election or vote with fairness to all stockholders. The maximum number of such inspectors appointed shall be three, and no inspector whether appointed by the board of directors or by the officer or person acting as chairman need be a stockholder.
         Section 3.11 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted by law to be taken at a meeting of the stockholders may be taken without a meeting if one or more consents in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes.
         Section 3.12 CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

                                    ARTICLE 4
                               BOARD OF DIRECTORS
         Section 4.1 QUALIFICATIONS AND GENERAL POWERS. No director is required to be an officer, stockholder, or employee of the Corporation or a resident of the State of Iowa. The business and affairs of the Corporation shall be managed by the board of directors. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
         Section 4.2 INCREASE IN NUMBER OF DIRECTORS; TENURE; STAGGERED TERMS. In case the number of directors is increased by thirty percent or less of the number of directors last approved by the stockholders, by amendment to these bylaws by the board of directors or by resolution of the board of directors, the directorships to be filled by reason thereof may be filled by the affirmative vote of a majority of the directors, though less than a quorum of the board of directors. Any director so elected shall serve only until the next election of directors by the stockholders. Each director shall hold office until the next succeeding annual meeting and until his or her successor shall have been elected and qualifies or until his or her death, resignation, or removal. The directors are divided into three classes, each class to be nearly equal in number as possible, and are elected for three-year terms.
         Section 4.3 QUORUM AND MANNER OF ACTING. A majority of the number of directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors at which a quorum is present, the act of the majority of the directors present shall be the act of the board of directors.
         Section 4.4 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the board of directors, its chairman, or the Corporation. The resignation of any director shall take effect upon delivery of notice thereof or at such later date as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
         Section 4.5 REMOVAL. A director shall be subject to removal, with or without cause, at a meeting of the stockholders called for that purpose in the manner prescribed by law.
         Section 4.6 VACANCIES. Any vacancy occurring in the board of directors through death, resignation, removal, or any other cause may be filled by the affirmative vote of a majority of the remaining directors, though less than a

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                                       84


quorum of the board of directors. A director elected to fill a vacancy shall be elected only until the next election of directors by the stockholders.
         Section 4.7 COMPENSATION OF DIRECTORS. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors, and the board may fix the compensation of directors from time to time by resolution of the board.
         Section 4.8 PLACE OF MEETINGS, ECT. The board of directors may hold its meetings and keep the books and records of the Corporation at its principal office (except that the record of its stockholders must also be kept as provided in Section 3.5 of these bylaws) or at such other place or places within or without the State of Iowa as the board may from time to time determine. A director may participate in any meeting by any means of communication, including but not limited to, a telephone conference call by which all directors participating may simultaneously hear each other during the meeting.
         Section 4.9 ANNUAL MEETING. Immediately after the final adjournment of each annual meeting of the stockholders for the election of directors, the board of directors shall meet, at the same place where said meeting of stockholders finally adjourned, for the purpose of organization, the election of officers, and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all directors, at which meeting the same matters shall be acted upon as is above provided.
         Section  4.10 REGULAR  MEETINGS.   Regular  meetings  of the  board  of
directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.
         Section 4.11  SPECIAL MEETINGS; NOTICE.
         (a) Special meetings of the board shall be held whenever called by direction of the Chairman of the Board, the President, or one-third (1/3) of the directors at the time being in office.
         (b) Notice of each such meeting shall be delivered to each director at least two (2) days before the date on which the meeting is to be held by mail, telegraph, cable, radio, or wireless, or personally or by telephone. Each notice shall state the time and place of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.
         Section 4.12 SUBSTITUTES FOR NOTICE. A written waiver of notice signed by a director, whether before or after the time of the meeting stated therein, shall be equivalent to the giving of such notice in due time as required by

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                                       85


these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
         Section 4.13 DIRECTOR'S ASSENT PRESUMED. A director of the Corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
         Section 4.14  ORDER OF BUSINESS.
         (a) At meetings of the board of directors, business shall be transacted in such order as, from time to time, the Chairman of the board of directors or the board of directors may determine.
         (b) At all meetings of the board, the Chairman of the Board or, in his or her absence, the person designated by the vote of a majority of the directors present shall preside.
         Section 4.15 ACTION WITHOUT MEETING. Any action required or permitted by law to be taken at any meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board and if one or more consents in writing setting forth the action so taken shall be signed by all of the directors then in office and included in the minutes.
         Section 4.16  COMMITTEES.
         (a) The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, including an executive committee, each committee to consist of two (2) or more directors appointed by the board of directors. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or the chairman of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.
         (b) The Corporation shall have a committee of the board of directors known as the Executive Committee made up of at least two persons, with the number to be established by the board of directors at each annual meeting. The Executive Committee shall have and exercise all authority of the board of directors in the management of the business and affairs of the Corporation except that the Executive Committee shall not:
             (1) authorize distributions;
             (2) approve or propose to  stockholders  action that is required by law to be approved by stockholders;
             (3)  fill  vacancies  on the  board of  directors  or on any of its committees;
             (4) amend articles of incorporation;
             (5) adopt, amend, or repeal bylaws;
             (6) approve a plan of merger not requiring stockholder approval;
             (7) authorize or approve  reacquisition of shares, except according to a formula or method prescribed by the board of directors; and
             (8)  authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except according to limitations prescribed by the board of directors.
         (c) The Board of Directors at each annual meeting shall appoint a Coordinating Committee to consist of two members of the Board of Directors, who do not serve on the Board of Directors of ALLIED Mutual Insurance Company. The Coordinating Committee shall meet on an as-needed basis upon the call of the Chairman of the Board of Directors. The Coordinating Committee shall be responsible for matters involving actual or potential conflicts of interest, if and when they arise, between the Corporation and ALLIED Mutual Insurance Company and shall report thereon to the Board of Directors.
         (d) The Corporation shall have a committee of the board of directors known as the Audit Committee made up of at least two persons, with the number to be established by the board of directors at each annual meeting. The majority of the members of the Audit Committee shall be independent directors. The Audit Committee shall evaluate the Corporation's systems of internal control and test for compliance therewith on a continuing basis and shall report its findings to the board of directors at least annually.
         (e) A committee of the board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to stockholders of the Corporation action that the law requires be approved by stockholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend, or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors.

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         (f) The board of  directors  at each  annual  meeting  shall  appoint a member or members of the board of directors to the Compensation Committee provided for in the ALLIED Group Intercompany Operating Agreement dated January 1, 1990, as amended from time to time ("IOA"). The Compensation Committee as set forth in the IOA shall be a joint committee of the boards of directors of the Corporation and ALLIED Mutual Insurance Company. The board of directors also may appoint a separate Compensation Committee for any other purpose, and the members thereof may include but need not be limited to those members appointed to the IOA Compensation Committee.

                                    ARTICLE 5
                                    OFFICERS
         Section 5.1 GENERALLY. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. None of the officers, except the Chairman of the Board, need be a director. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix any office except those of President, Treasurer, and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.
         Section 5.2 REMOVAL. Any officer may be removed by the board of directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
         Section 5.3 POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the board at which he or she may be present and shall have such other powers and duties as he or she may be called upon by the board of directors to perform.
         Section 5.4 POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the board of directors. He or she shall have power to

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sign all stock certificates, contracts, and other instruments of the Corporation and shall have general supervision and direction of all of the other officers, employees, and agents of the Corporation.
         Section 5.5 POWERS AND DUTIES OF THE VICE PRESIDENTS. In the absence of the President or in the event of his or her death or inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the President, the Executive Committee, or the board of directors) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.
         Section 5.6 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep minutes of all meetings of the stockholders and of the board of directors; authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; be custodian of the corporate seal, the stock certificate books, and such other books, records, and papers as the board of directors may direct and see that the corporate seal is affixed to all stock certificates and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; keep a stock record showing the names of all persons who are stockholders of the Corporation, their post office addresses as furnished by each such stockholder, and the number of shares of each class of stock held by them respectively and, at least ten (10) days before each stockholders meeting, prepare a complete list of stockholders entitled to vote at such meeting arranged in alphabetical order; sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.
         Section 5.7 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of and be responsible for all monies and securities of the
Corporation and shall keep full and accurate records and accounts in books belonging to the Corporation showing the transactions of the Corporation, its
accounts,   liabilities,   and  financial  condition  and  shall  see  that  all
expenditures are duly authorized and are evidenced by proper receipts and vouchers; deposit in the name of the Corporation in such depository or depositories as are approved by the directors all monies that may come into the Treasurer's hands for the Corporation's account; render an account of the financial condition of the Corporation at least annually; and in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.

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         Section  5.8  ASSISTANTS.  There  shall  be such  number  of  Assistant
Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

                                    ARTICLE 6
                       SHARES, THEIR ISSUANCE AND TRANSFER
         Section 6.1 CONSIDERATION FOR SHARES. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. If the Corporation issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the stockholders the number of shares authorized or issued and the consideration received by the Corporation with or before the notice of the next stockholders meeting.
         Section 6.2 CERTIFICATES FOR SHARES. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number and class of shares of the Corporation owned by such stockholder.
         Section 6.3 EXECUTION OF CERTIFICATES. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.
         Section 6.4 SHARE RECORD. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of the names and addresses of all stockholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.
         Section 6.5 CANCELLATION. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in Section 6.8 of these bylaws.
         Section 6.6 TRANSFERS OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
         Section 6.7 REGULATIONS. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.
         Section 6.8 LOST, DESTROYED, OR MUTILATED CERTIFICATES. In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations or delegations as the board of directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
         Section 6.9 RECORD DATE. The board may fix, in advance, a date as the record date for any determination of stockholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting, requiring such determination of stockholders, is to be taken or held. If no record date is so fixed for the determination of stockholders, the close of business on the day before the date on which the first notice of a stockholder meeting is delivered or the date on which the resolution of the board of directors declaring a share dividend or distribution (other than in connection with a repurchase or reacquisition of shares) is

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adopted,  as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors selects a new record date or unless a new record date is required by law.
         Section 6.10 DIVIDENDS. The directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS
         Section 7.1 FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof.
         Section 7.2 CORPORATE SEAL. The board of directors shall provide for a corporate seal which shall be circular in form and shall bear the name of the Corporation and the words "Corporate Seal" and "Iowa". The Secretary shall be custodian of any such seal. The board of directors may also authorize a duplicate seal to be kept and used by any other officer.
         Section 7.3 FISCAL YEAR. The fiscal year of the Corporation shall be at the close of business on the last day of December of each year.
         Section 7.4 VOTING OF STOCKS OWNED BY THE CORPORATION. In the absence of a resolution of the board of directors to the contrary, the President of the Corporation or any Vice President acting within the scope of his or her authority as provided in Section 5.5 of these bylaws is authorized and empowered on behalf of the Corporation to attend, vote at, and grant discretionary proxies to be used at any meeting of stockholders of any corporation in which this Corporation holds or owns shares of stock and, in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.
         Section 7.5  STOCKHOLDERS'RIGHT TO INFORMATION.
         (a) A stockholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the stockholder gives the Corporation written notice of the stockholder's demand at least five business days before the date on which the stockholder wishes to inspect and copy:
             (1) Articles or Restated Articles of Incorporation and all amendments currently in effect;

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                                       92


             (2) Bylaws or Restated Bylaws and all amendments currently in effect;
             (3) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
             (4) Minutes of all stockholders meetings and records of all action taken by stockholders without a meeting for the past three years;
             (5) All written communications to stockholders generally within the past three years, including the financial statements furnished for the past three years;
             (6) A list of the names and business addresses of the Corporation's current directors and officers; and
             (7) The Corporation's most recent annual report delivered to the Iowa Secretary of State.
         (b) If (i) a stockholder makes a demand in good faith and for a proper purpose, (ii) the stockholder describes with reasonable particularity the stockholder's purpose and the records the stockholder desires to inspect, and
(iii) the record requested is directly connected with the stockholder's stated purpose, the stockholder shall also be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the stockholder gives the Corporation written notice of the stockholder's demand at least five business days before the date on which the stockholder wishes to inspect and copy any of the following:
             (1) Excerpts from minutes of any meeting of the board of directors, records of any actions of a committee of the board of directors while acting as authorized by the board of directors on behalf of the Corporation, minutes of any meeting of the stockholders, and records of action taken by the stockholders or the board of directors without a meeting to the extent not subject to inspection under the preceding subparagraph;
             (2) Accounting records of the Corporation; and
             (3) The record of stockholders of the Corporation.

                                    ARTICLE 8
                          INDEMNIFICATION OF DIRECTORS
         Section 8.1 MANDATORY INDEMNITY. The Corporation shall indemnify a director, officer, employee, agent, and others of this Corporation, and each director, officer, employee, agent, and others of this Corporation who is serving or who has served, at the request of this Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan to the fullest extent possible against expenses, including attorneys' fees, judgments, penalties, fines, settlements, and reasonable expenses actually incurred by such director, officer, employee, agent, and others of this Corporation or as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or

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                                       93


employee benefit plan, except that the mandatory indemnification required by this sentence shall not apply (i) to a breach of a director's, officer's, employee's, agent's, or other's duty of loyalty to the Corporation or its stockholders, (ii) to acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) to a transaction from which a director, officer, employee, agent, or others derived an improper personal benefit, or (iv) against judgments, penalties, fines, and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such director, officer, employee, or others shall be adjudged liable to the Corporation.
         Section 8.2 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's
Articles of Incorporation, or any agreement, vote of stockholders or disinterested directors, or otherwise.

                                    ARTICLE 9
                              AMENDMENTS TO BYLAWS
         These bylaws may be amended or repealed by the board of directors or by the stockholders; provided, however, that the stockholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the board of directors.


                                                    /s/  George T. Oleson
                                                  ------------------------------
                                                         George T. Oleson
                                                        Assistant Secretary